UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed by Innodata Inc., a Delaware corporation (the “Company”) on August 6, 2026 (the “Original 8-K”), the Board of Directors of the Company (the “Board”) approved the transition of (i) Jack S. Abuhoff from the role of Chief Executive Officer of the Company to the role of Executive Chairman, effective as of September 30, 2026 (the “Executive Chairman Transition”), and (ii) Rahul Singhal from the role of President and Chief Revenue Officer of the Company to the role of President and Chief Executive Officer, effective as of September 30, 2026 (the “CEO Transition”).

On September 28, 2026, in connection with the Executive Chairman Transition, the Company and Mr. Abuhoff entered into an amendment (the “Abuhoff Amendment”) to the employment agreement, as amended, between the Company and Mr. Abuhoff, effective September 30, 2026. Pursuant to the Abuhoff Amendment, Mr. Abuhoff will serve as Executive Chairman of the Company, report directly to the Board and receive an annual base salary of $600,000, subject to annual review by the Board for discretionary increases, with the first such increase, if any, to be effective April 1, 2028. Mr. Abuhoff’s target annual cash bonus will be 100% of his then-current base salary. The Abuhoff Amendment also provides that the changes associated with Mr. Abuhoff’s transition to Executive Chairman, including changes to his title, duties, authority, reporting relationship and compensation, will not constitute “Good Reason” under his employment agreement or otherwise entitle him to severance or other termination-related payments or benefits.

On September 28, 2026, in connection with the CEO Transition, the Company and Mr. Singhal entered into an amendment (the “Singhal Amendment”) to the employment agreement between the Company and Mr. Singhal, effective September 30, 2026. Pursuant to the Singhal Amendment, Mr. Singhal will serve as President and Chief Executive Officer of the Company and report solely and directly to the Board. Mr. Singhal will receive an annual base salary of $636,276, subject to annual performance reviews for discretionary increases as determined by the Leadership and Compensation Committee of the Board, with the first such increase, if any, to be effective April 1, 2028. Mr. Singhal’s target annual cash bonus will be 100% of his then-current base salary.

The above description of the Abuhoff Amendment is qualified in its entirety by reference to the full text of the Abuhoff Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The above description of the Singhal Amendment is qualified in its entirety by reference to the full text of the Singhal Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit No.	Description

10.1	Amendment Number 4 to Employment Agreement, by and between Innodata Inc. and Jack Abuhoff, as amended, effective as of September 30, 2026.
10.2	Amendment Number 1 to Employment Agreement, by and between Innodata Inc. and Rahul Singhal, effective as of September 30, 2026.
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: September 30, 2026	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel